UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 26, 2011, Mr. David Kerko advised the Board of Directors (the “Board”) of Trident Microsystems, Inc. (the “Company”) that he was resigning from the Board, effective that date, due to other commitments. Immediately before his resignation, Mr. Kerko was a member of the Compensation Committee of the Board, and his resignation included his resignation from such committee.

The Company and the Board acknowledged Mr. Kerko’s commitment, dedication and thoughtful service to the Company, and their deep appreciation of his contributions to the Company during his tenure as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011

TRIDENT MICROSYSTEMS, INC.

/s/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary